EXHIBIT 99.1

WOLVERINE WORLD WIDE, INC.
ANNOUNCES FOURTH QUARTER / 2000
CONFERENCE CALL FOR FEBRUARY 7, 2001

          Rockford, MI -- January 30, 2001-- Wolverine World Wide, Inc. (NYSE:WWW) expects to release financial results for its fiscal 2000 fourth quarter and year-end on Wednesday, February 7, 2001 before the market opens.

          The Company will host a conference call at 1:00 p.m. EST on the same day, February 7, 2001 to discuss the results and current business trends. Participation in the question and answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast on the Company's website at www.wolverineworldwide.com.

          To listen at the Company's website, click "for investors" in the left navigation bar, then click "conference call" from the top navigation bar of the Investor Services page, and then click on "Wolverine World Wide Conference Call" to listen. To listen to the webcast, your computer must have RealPlayer, which can be downloaded for free at www.wolverineworldwide.com/investor/cc_index.htm.

In addition to Wolverine World Wide's company site, the conference call can be heard at www.streetevents.com. A replay of the call will be available at www.wolverineworldwide.com through February 21, 2001.

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